Exhibit 99.1

Investor Briefing November 19, 2010

Participants Tom Smith President and Chief Executive Officer Betsy Higgins Executive Vice President and Chief Financial Officer

Certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe”) during the course of this presentation that are not historical facts are forward-looking statements. Although Oglethorpe believes that the assumptions underlying these statements are reasonable, you are cautioned that such forward-looking statements are inherently uncertain and involve necessary risks that may affect Oglethorpe’s business prospects and performance, causing actual results to differ from those discussed during the presentation. When considering forward-looking statements, you should keep in mind risk factors and other cautionary statements included in Oglethorpe’s SEC filings. Any forward-looking statements made are subject to all the risks and uncertainties, many of which are beyond management’s control, as described in Oglethorpe’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Oglethorpe’s actual results and plans could differ materially from those expressed in any forward-looking statements. Oglethorpe undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. This electronic presentation is provided as of November 19, 2010. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that would have a material adverse effect on the financial information that was presented, and Oglethorpe has not undertaken any obligation to update the electronic presentation. Risk Factors and Forward-Looking Statements

Overview of Oglethorpe Power Corporation Not-for-profit Georgia electric membership corporation. One of the largest electric cooperatives in the United States. Wholesale electric power provider for 39 distribution cooperatives in Georgia (the “Members”). The Members serve approximately 4.1 million people. Approximately 2/3 of the Members’ load is residential. No residential competition. Competition only at inception for large C&I loads. Take or pay, joint and several Wholesale Power Contracts through December 2050. Allows for recovery of all costs, including debt service. Owns or leases approximately 5,790 MW of generation capacity; operates or schedules another 1,287 MW on behalf of the Members. Senior secured debt ratings are: Baa1 / A / A (all stable). Short-term ratings are A-1/P-2/F1. = Oglethorpe’s Members

Diverse Mix of Generating Resources

OglethorpePower

2010 Capacity[(a)]



46%
19%
23%
12%
Gas
Nuclear
Coal
Hydro

~6,500 MW

YTD Energy through Q3 2010[(a)]



14%
39%
43%
4%

~18.9 Million MWh



Rocky Mountain Pumped Storage Hydro
Sewell Creek Energy Facility
Plant Wansley
Chattahoochee Energy Facility
Hawk Road Energy Facility
Talbot Energy Facility
Smarr Energy Facility
Hartwell Energy Facility
Doyle Generating Plant
Plant Scherer
Plant Vogtle
Plant Hatch
ATLANTA

(a) Represents resources owned, leased, contracted for or operated by Oglethorpe. Excludes Members' SEPA allocation. Capacity reflects planning capacity. Energy from pumped storage hydro is included above as well as energy from Member owned Smarr EMC assets (Smarr and Sewell Creek Energy Facilities) neither of which is included in Sales to Members represented in Oglethorpe's most recent Form 10-K.

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Member Demand Requirements Member Energy Requirements (MW) Percent Change (Million MWh) Percent Change 6.1% 9.4% 0.8% 9.4% 4.1% 3.9% 2.8% -0.3% -3.9% -5.6% Source: Weather Underground, Hartsfield-Jackson Atlanta International Airport. YTD through 11/15/2010. Note: The data is at the Members’ delivery points (net of system losses). While Flint EMC was not a Member from 2005 through 2009, Flint EMC data is included in all years. (YTD) Highest Summer Peak (2007) = 9294 MW Highest Winter Peak (2010) = 8333 MW 2010 Summer Peak (YTD) = 8988 MW 2010 energy through October is tracking 8.4% higher than 2009. -2.0% Historical Load 50 39 38 84 24 4 4 19 9 Days >= 90° Days >= 95° Days >= 100° 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2005 2006 2007 2008 2009 2010 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 2005 2006 2007 2008 2009

New AP1000 units will be adjacent to existing two units at Vogtle site. Experienced developer and operator, Southern Nuclear. Very favorable EPC contract with experienced contractors, Westinghouse and Stone & Webster consortium, which includes parent guarantees. Earlier in 2010, amended to replace certain index-based adjustments with fixed escalation amounts. 30% share or 660 MW of 2,200 MW total capacity from additional units. Georgia Power, MEAG and City of Dalton are other co-owners. $4.2 billion estimated total cost to Oglethorpe (including AFUDC). Vogtle Units 3 & 4 Project Highlights 2017 Unit 4 in Service 2005 2011 2010 2009 2007-2008 2006 May 2005 Development Agreement 2017 Mar 2008 File Combined Construction Operating License (COL) with NRC Aug 2009 NRC Issuance of ESP/LWA Q4 2011 NRC Issuance of COL (projected) 2016 Unit 3 in Service Feb 2010 DOE Offered Conditional Term Sheet Q4 2011 Potential Start of DOE Funding April 2006 Definitive Agreements Aug 2006 Early Site Permit (ESP) Filed with NRC May 2010 Signed DOE Conditional Term Sheet Time Now

Potential Acquisition: Gas-Fired Generating Facilities On October 26, 2010, entered into a non-binding term sheet with a third-party to acquire natural gas-fired generating facilities. In addition to significantly greater generation capacity, purchase price less than cost of building new 605 MW combined cycle facility. Subject to approvals, member subscriptions, completion of due diligence and definitive agreements. Closing anticipated in early 2011. Would allow Oglethorpe to reduce previously projected cap ex by $1.2 billion through 2015 (exclusive of the acquisition price). With this acquisition: Would cancel $750 million self-build combined cycle plant. Would indefinitely defer $477 million biomass plant (but continue to monitor regulatory and legislative uncertainties related to the biomass project). Vogtle 3 & 4 participation not affected by this potential acquisition. Will seek permanent financing from RUS. Anticipate approximately 2 year period for loan approval and funding from RUS. Evaluating a variety of interim financing alternatives, including bank loans, use of existing cash and/or bank credit facilities, and an unsecured note issue. If RUS financing is ultimately not available, would plan to issue taxable First Mortgage Bonds for permanent financing.

Financial Highlights Betsy Higgins Executive Vice President and Chief Financial Officer

Signed conditional term sheet with DOE in May 2010 for a guarantee on a loan funded through the Federal Funding Bank. DOE loan guarantee targets 70% of eligible project costs, not to exceed $3.057 billion. Final decision on loan approval is not expected to occur until after approval of the COLs (Combined Construction Permits Operating Licenses) currently anticipated in fourth quarter 2011. All-in pricing expected to be favorable relative to taxable capital markets. DOE Loan Guarantees for Vogtle 3 & 4

Vogtle Units 3 & 4 Financing Plan $776.6 million of Vogtle 3 & 4 project costs incurred through September 2010. OPC using commercial paper program and committed lines of credit for interim financing between permanent debt issuances shown below. DOE financing available only after receipt of COL assumed in late 2011.

Income Statement Excerpts (a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe’s Margins for Interest by Interest Charges, both as defined in Oglethorpe’s Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires a showing of Oglethorpe’s having met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. However, to enhance margin coverage during this period of generation facility construction and acquisition, Oglethorpe’s board of directors approved budgets for 2010 and 2011 to achieve a 1.14 Margins for Interest ratio. As Oglethorpe’s construction program evolves, the board of directors will continue to evaluate the level of margin coverage and may choose to change the targeted Margins for Interest ratio in the future, although not below the 1.10 Margins for Interest ratio required under the Indenture. Through September, net margin equates to 106% of targeted annual margin ($33.8 million to achieve 1.14 MFI). This is typical for Oglethorpe and consistent with management’s practices of budgeting conservatively and making adjustments to the budget (typically toward the end of the year) to exactly match actual expenses + margin. $35,852

Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s Indenture, by dividing patronage capital and membership fees by total capitalization plus long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant that requires it to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in a credit agreement that currently requires a minimum total patronage capital of $545 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

Fixed costs: Members billed based on board-approved annual budget and budget revisions throughout the year, if necessary. Prior period adjustment mechanism covers any year-end shortfall. Energy costs: Actual costs are passed through. Monthly true-up of estimate vs. actual. Rate Structure Assures Recovery of All Costs + Margin Note: Indenture requires an MFI ratio of least 1.10x MFI coverage requirement of 1.10x under Indenture. Budget of 1.14x MFI for 2010 and 2011. Formulary rate under Wholesale Power Contract. Designed to recover all costs, plus margin, without any further regulatory approval. Annual budget and adjustments to rate to reflect budget changes are generally not subject to approval of RUS or any other regulatory authority. Changes to rate schedule are subject to RUS approval. (Budgeted) (Budgeted)

Oglethorpe’s Available Liquidity Position is Strong Borrowings Detail $169.2 MM Hartwell Acquisition Interim Financing $113.7 MM Letter of Credit Support for Variable Rate Pollution Control bonds $105.8 MM Hawk Road Acquisition Interim Financing $012.1 MM Warren County Biomass Interim Financing $005.3 MM Combined Cycle Interim Financing as of November 17, 2010 Represents 602 days of liquidity on hand. $1,125 - $406 $719 $548 $1,267 0 200 400 600 800 1,000 1,200 1,400 Total Credit Facilities Less Borrowings Available Line Capacity Cash (Excluding $93 Million in RUS Cushion of Credit) Total Liquidity Millions

$0 $200 $400 $600 $800 $1,000 $1,200 Q1 2010 Q2 2010 Q3 2010 Q4 2010 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 2043 $475M Bank of America Syndicated CP Backup (Unsecured) $250M CFC (Secured) $150M CoBank (Secured) $50M CoBank (Unsecured) $50M CFC (Unsecured) Plus Optional Term-Out until 2043 Term of Existing Liquidity Facilities $150M J.P. Morgan (Unsecured) $475M Credit Facility - Participant Banks Commitment (Millions) Bank of America, N.A. - Administrative Agent $75 SunTrust Bank $75 The Bank of Tokyo - Mitsubishi UFJ, Ltd. $60 CoBank, ACB $60 J.P. Morgan Chase Bank, National Association $60 National Rural Utilities Cooperative Finance Corp $60 Wachovia Bank, N.A. / Wells Fargo Bank, N.A. $60 Goldman Sachs Bank $25

Financing Activity 2010 – Q4 Issued $450 million of taxable First Mortgage Bonds. Implementing new indenture and $1 billion shelf registration for unsecured debt securities. Potential alternative source of interim financing for generation acquisition/construction. $30 – 40 million (preliminary estimate) new money tax-exempt bank loan. 2011 Q1: Potential bank loan and/or unsecured offering – interim financing for acquisition. Q1: $180 million tax-exempt refinancing. Q2: Restructuring and extending existing bank credit facilities. Q4: Additional taxable First Mortgage Bonds issuance for Vogtle.

Oglethorpe is a Strong, Stable Credit One of the largest electric cooperatives in the United States. Oglethorpe has long-term, take-or-pay Wholesale Power Contracts with its Members through 2050. Members' obligations under the Wholesale Power Contracts are joint and several. Primarily residential customer base — approximately 2/3 of Members’ MWh sales and operating revenue. Oglethorpe’s formulary rate structure assures cost recovery. Inputs to rate formula are not subject to any regulatory approval. Changes to formulary rate schedule are subject to RUS approval. Strong liquidity position. Well diversified power supply portfolio. Substantial value in existing resources. Strong, consistent operational and financial performance.

Additional Information A link to this presentation will be posted on Oglethorpe’s website www.opc.com. Oglethorpe’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K are also available on the website. For additional information please contact: Email Address